Exhibit 21

                             PRINCIPAL SUBSIDIARIES OF THE COMPANY


1. Right Associates Government Services, Inc., an American corporation

2.     Right License Holding, Inc., an American corporation

3.     RMC of Illinois, Inc., an American corporation

4. Right Management Consultants Canada Inc., a Canadian corporation

5.     Right Associates, Ltd., a U.K. corporation

6.     Right Coutts Ltd., a U.K. corporation

7.     Right Coutts Consulting Ltd., a U. K. corporation

8.     Right Corecare Ltd., a U.K. corporation

9.     Atlas Group Holdings Limited, a U.K. corporation

10.    Garon Bonvalot SA, a French corporation

11.    Right Management Consultants, SA, a French corporation

12.    Right ARJ Management Consultants, SA, a French corporation

13. Right Management Consultants (Belgium), SA, a Belgium corporation

14. Right Management Consultants Holdings Pty. Ltd., an Australian corporation

15. Right Management Consultants Pty. Ltd., an Australian corporation

16. Right Management Consultants (NSW) Pty. Ltd., an Australian corporation

17. Right Management Consultants (QLD) Pty. Ltd., an Australian corporation

18.    Right Management Consultants Ltd. (Hong Kong)

19.    Right Management Consultants Ltd. (New Zealand)

20.    Right Sinova International Holding A/S, a Danish corporation

21.    Right Sinova AB, a Swedish corporation

22.    Right Kjaer & Kjerulf A/S, a Danish corporation

23. Right Management Consultants Norway AS, a Norwegian corporation

24. Right Management Consultants Japan, Inc. (85%), a Japanese corporation

25. Right do Brasil Ltda. (51%), a Brazilian limited liability quota company

26.    Right Management Consultants Holding SL, a Spanish corporation

27.    Right Management Consultants Iberia SL, a Spanish corporation

28.    Right Nederland BV, a Netherlands corporation

29.    Coutts Consulting (Nederland) BV, a Netherlands corporation

30. Assessment & Development Consult Holding B.V., a Netherlands corporation

31. Right Management Consultants Ireland Ltd., an Irish corporation

32.    Right Transition Limited, an Irish corporation

33. Right Management Consultants Luxembourg Sarl, a Luxembourg corporation

34.    Right Coutts (Deutschland) Gmbh, a German corporation

35.    Right Coutts (Schweiz) AG, a Switzerland corporation

36. Right Management Consultants (Italy) srl, an Italian corporation